EXTENSION OF EMPLOYMENT AGREEMENT


DATE:      August 28, 2001

Parties:   Techne Corporation
           614 McKinley Place N.E.
           Minneapolis, MN  55413


           Monica Tsang, Ph.D.


AGREEMENTS:

     The parties hereby agree that the termination date of the Employment Agreement between them for the period July 1, 1995 through June 30, 1998 and previously extended to June 30, 2001 is extended to June 30, 2004. All other provisions of such Employment Agreement shall remain in full force and effect.


                                             Techne Corporation


                                             By /s/ Thomas E. Oland
                                                Thomas E. Oland, President


                                                /s/ Monica Tsang
                                                Monica Tsang, Ph.D.